
                                                                                EXHIBIT 11
                                                        INTERCO INCORPORATED

                                      STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE




                                                                                            Three Months    Three Months
                                                                                                   Ended           Ended
                                                                                                March 31,       March 31,
                                                                                                    1995            1994
                                                                                            -------------     -----------

         Primary:

             Weighted average common shares outstanding during the period...............      50,096,435      50,016,038

             Common shares issuable on exercise of stock options (1)....................         529,625         912,079

             Common shares issuable on exercise of warrants (2).........................             -           860,766
                                                                                            ------------     -----------
             Weighted average common and common equivalent shares outstanding for
               primary calculation......................................................      50,626,060      51,788,883
                                                                                            ============     ===========
         Fully diluted:

             Weighted average common and common equivalent shares outstanding for
               primary calculation......................................................      50,626,060      51,788,883

             Common shares issuable on exercise of stock options (3)....................             781          25,372

             Common shares issuable on exercise of warrants (4).........................             -               -
                                                                                            ------------     -----------
             Weighted average common and common equivalent shares outstanding for
               fully diluted calculation................................................      50,626,841      51,814,255
                                                                                            ============     ===========


INTERCO INCORPORATED

NOTES TO STATEMENT RE COMPUTATION OF NET EARNINGS PER COMMON SHARE



   (1) Includes common stock options, the exercise of which would result in dilution of net earnings per common share. Such common stock options have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock option exercise price during the period.

   (2) Includes common stock warrants, the exercise of which would result in dilution of net earnings per common share. Such common stock warrants have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market price, if the average common stock market price was higher than the common stock warrant exercise price during the period.

   (3) Additional common shares issuable resulting from the application of the same Note (1), except that the proceeds from assumed common stock options exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

   (4) Additional common shares issuable resulting from the application of the of the same principles described in Note (2), except that the proceeds from assumed common stock warrants exercised were used to purchase common stock at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.